April 19, 2016 ©2016 DISCOVER FINANCIAL SERVICES 4Q15 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 which is filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

B / (W) ($MM, except per share data) 1Q16 1Q15 $ Δ % Δ Revenue Net of Interest Expense $2,224 $2,171 $53 2% Provision for Loan Losses 424 390 (34) (9%) Operating Expense 886 873 (13) (1%) Direct Banking 882 881 1 —% Payment Services 32 27 5 19% Total Pre-Tax Income 914 908 6 1% Pre-tax, Pre-Provision Income (1) 1,338 1,298 40 3% Income Tax Expense 339 322 (17) (5%) Net Income $575 $586 ($11) (2%) Diluted EPS $1.35 $1.28 $0.07 5% ROE 21% 21% 1Q16 Summary Financial Results • Diluted EPS of $1.35, up 5% YOY • Revenue net of interest expense of $2.2Bn, up 2% YOY as the lack of mortgage income was offset primarily by loan growth • Provision for loan losses increased $34MM, or 9% due primarily to a $22MM higher reserve build • Expenses increased $13MM, or 1% as the elimination of mortgage expenses was offset by higher anti- money laundering and compliance program expenses 3 Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company’s performance; see appendix for a reconciliation

1Q15 1Q16 80 70 60 50 40 30 20 10 0 $67.6 $53.5 $8.7 $5.1 $70.3 $55.6 $8.9 $5.5 1Q15 1Q16 50 40 30 20 10 0 $27.3 $40.8 $6.5 $2.9 $28.6 $34.7 $6.7 $3.6 1Q16 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +4% Card +4% Student +3% Personal 9% PULSE -15% Diners(1) +4% Network Partners +21% Proprietary +5% Total Network Volume down 5% YOY

1Q16 Revenue Detail

($MM)	1Q16	1Q15	B / (W) $ Δ	B / (W) % Δ
Interest Income	$2,084	$1,929	$155	8%
Interest Expense	334	300	(34)	(11%)
Net Interest Income	1,750	1,629	121	7%
Discount/Interchange Revenue	565	536	29	5%
Rewards Cost	292	268	(24)	(9%)
Net Discount/Interchange Revenue	273	268	5	2%
Protection Products Revenue	61	71	(10)	(14%)
Loan Fee Income	80	81	(1)	(1%)
Transaction Processing Revenue	36	42	(6)	(14%)
Other Income	24	80	(56)	(70%)
Total Non-Interest Income	474	542	(68)	(13%)
Revenue Net of Interest Expense	$2,224	$2,171	$53	2%
Direct Banking	$2,156	$2,097	$59	3%
Payment Services	68	74	(6)	(8%)
Revenue Net of Interest Expense	$2,224	$2,171	$53	2%

($MM)	1Q16	1Q15	Change QOQ	Change YOY
Discover Card Sales Volume	$27,552	$26,379	(13%)	4%
Rewards Rate[1]	1.06%	1.02%	-12 bps	4 bps

- Net interest income of $1.8Bn, up 7% YOY due primarily to loan growth and higher net interest margin
- Discount and interchange revenue of $565MM, up 5% YOY driven primarily by an increase in card sales
- Rewards rate increased 4bps YOY driven by higher promotional and standard rewards
- Protection products revenue of $61MM, down 14% YOY due to the prior suspension of new product sales
- Other income decreased by $56MM primarily due to the lack of $42MM in mortgage origination revenue as we exited the business last year

Note(s)
1. Rewards cost divided by Discover card sales volume

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DISCOVER

1Q16 Net Interest Margin 6 • Total interest yield of 11.69% increased 32bps YOY driven primarily by higher card yield • Credit card yield increased 37bps YOY due to portfolio mix and the prime rate increase • Average direct to consumer and affinity deposits grew 9% YOY and made up 44% of total funding • Funding costs on interest-bearing liabilities increased 8bps YOY to 1.86% primarily due to funding mix • Net interest margin on receivables increased 25bps YOY due to higher total yield partially offset by higher funding costs Change (%) 1Q16 QOQ YOY Total Interest Yield 11.69% 20 bps 32 bps NIM on Receivables 9.94% 19 bps 25 bp NIM on Interest-Earning Assets 8.27% 8 bps 10 bps 1Q16 1Q15 ($MM) Average Balance Rate Average Balance Rate Credit Card $56,124 12.42% $54,038 12.05% Private Student 8,967 7.02% 8,721 6.95% Personal 5,503 12.20% 5,047 12.19% Other 243 5.18% 342 4.23% Total Loans 70,837 11.69% 68,148 11.37% Other Interest-Earning Assets 14,253 0.70% 12,753 0.59% Total Interest-Earning Assets $85,090 9.85% $80,901 9.67% Direct to Consumer and Affinity $31,529 1.22% $28,891 1.25% Brokered Deposits and Other 15,982 1.68% 17,034 1.51% Interest Bearing Deposits 47,511 1.37% 45,925 1.35% Borrowings 24,886 2.79% 22,586 2.65% Total Interest-Bearing Liabilities $72,397 1.86% $68,511 1.78%

1Q16 Operating Expense Detail

($MM)	1Q16	1Q15	B / (W) $ Δ	B / (W) % Δ
Employee Compensation and Benefits	$345	$331	($14)	(4%)
Marketing and Business Development	162	182	20	11%
Information Processing & Communications	88	88	—	—%
Professional Fees	160	127	(33)	(26%)
Premises and Equipment	24	24	0	0%
Other Expense	107	121	14	12%
Total Operating Expense	$886	$873	($13)	(1%)
Direct Banking	$851	$828	($23)	(3%)
Payment Services	35	45	10	22%
Total Operating Expense	$886	$873	($13)	(1%)
Operating Efficiency (1)	**39.8%**	**40.2%**		**40 bps**
Adjusted Operating Efficiency (2)	**38.5%**	**38.6%**		**10 bps**

- Employee compensation and benefits of $345MM, up 4% YOY primarily due to higher regulatory and compliance staffing as well as higher compensation
- Marketing and business development expense of $162MM, down 11% YOY primarily due to timing of advertising campaigns
- Professional fees of $160MM, up 26% YOY. Look back related anti-money laundering remediation expenses were $30MM in 1Q16 vs. $15MM in 1Q15
- Other expense of $107MM, down 12% YOY largely due to a $20MM legal reserve in the prior year
- Prior year mortgage origination expense was $37MM

Note(s)
1. Defined as reported total operating expense divided by revenue net of interest expense
2. 1Q16 operating efficiency adjusted for $30 million in look back related anti-money laundering remediation expenses. 1Q15 operating efficiency adjusted for $15 million anti-money laundering and related compliance program expenses and $20 million legal reserve addition; see appendix for a reconciliation. Management believes adjusted operating efficiency, which is a non-GAAP measure, provides investors with a useful metric to evaluate the ongoing operating performance of the Company

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DISCOVER

1Q16 Provision for Loan Losses and Credit Quality

($MM)	1Q16	1Q15	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$372	$360	($12)	(3%)
Reserve Changes build/(release)	52	30	(22)	(73%)
Total Provision for Loan Loss	$424	$390	($34)	(9%)

(%)	1Q16	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	3.15%	21 bps	-6 bps
Net Principal Charge-Off Rate	2.34%	16 bps	-6 bps
30-Day Delinquency Rate	1.68%	-4 bps	4 bps
Reserve Rate	2.86%	18 bps	7 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	0.85%	-45 bps	-18 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.92%	1 bps	26 bps
Reserve Rate (excl. PCI Loans)(1)	1.86%	-2 bps	-32 bps
Personal Loans			
Net Principal Charge-Off Rate	2.45%	17 bps	23 bps
30-Day Delinquency Rate	0.97%	8 bps	21 bps
Reserve Rate	2.99%	17 bps	56 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)(1)	2.92%	14 bps	-6 bps
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	2.21%	10 bps	-5 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.64%	-3 bps	7 bps
Reserve Rate (excl. PCI Loans)(1)	2.80%	15 bps	8 bps

- Net charge-offs of $372MM, up 3% YOY and reserve build of $52MM both primarily due to loan growth
- Card net charge-off rate decreased 6bps YOY to 2.34%
- Card 30+ day delinquency rate of 1.68% increased 4bps YOY
- Student loan net charge-off rate excluding PCI loans of 0.85%, down 18bps YOY
- Personal loan net charge-off rate of 2.45%, up 23bps YOY

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the Company is recognizing interest income on a pool of loans, it is all considered to be performing

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DISCOVER

Capital Position 9 Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Basel III Fully Phased-in Common Equity Tier 1 Capital, a non-GAAP measure. The Company believes that the Common Equity Tier 1 Capital Ratio based on Fully Phased-in Basel III rules is an important complement to the existing capital ratios and for comparability to other financial institutions. For the corresponding reconciliation of Common Equity Tier 1 Capital and risk weighted assets calculated under Fully Phased-in Basel III rules to Common Equity Tier 1 Capital and risk weighted assets calculated under Basel III transition rules see appendix Capital Ratios • Common Equity Tier 1 Capital Ratio (Basel III fully phased-in) of 14.2%, up 30 bps sequentially due to the seasonal decline in loan balances Basel III Transition 1Q16 4Q15 1Q15 Total Risk Based Capital Ratio 16.8% 16.5% 17.6% Tier 1 Risk Based Capital Ratio 15.0% 14.7% 15.6% Tier 1 Leverage Ratio 12.8% 12.9% 13.3% Common Equity Tier 1 Capital Ratio 14.3% 13.9% 14.8% Basel III Fully Phased-in Common Equity Tier 1 Capital Ratio (1) 14.2% 13.9% 14.7%

Appendix

Reconciliation of GAAP to Non-GAAP Data Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 2. Adjusted operating efficiency is calculated using adjusted operating expense, a non-GAAP measure, divided by adjusted revenue net of interest expense, a non-GAAP measure. Management believes this information provides investors with a useful metric to evaluate the ongoing operating performance of the Company 11 Quarter Ended (unaudited, in millions) Mar 31, 2016 Mar 31, 2015 Provision for loan losses $424 $390 Income before income taxes 914 908 Pre-tax, pre-provision income (1) $1,338 $1,298 Revenue net of interest expense $2,224 $2,171 Total operating expense 886 873 Excluding legal reserve addition — 20 Excluding anti-money laundering and related compliance program expenses 30 15 Adjusted operating expense $856 $838 Adjusted operating efficiency (2) 38.5% 38.6%

Reconciliation of GAAP to Non-GAAP Data (cont'd) Quarter Ended (unaudited, in millions) Mar 31, 2016 Dec 31, 2015 Mar 31, 2015 Note(s) 1. Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so users of this information are advised to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the Company 2. Adjustments related to capital components for fully phased-in Basel III include the phase-in of the intangible asset exclusion 3. Key differences under fully phased-in Basel III rules in the calculation of risk weighted assets include higher risk weighting for past due loans and unfunded commitments 4. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Common Equity Tier 1 Capital (Basel III Fully Phased-in), a non-GAAP measure, divided by Risk Weighted Assets (Basel III Fully Phased-in) 12 GAAP Total Common Equity $10,756 $10,715 $10,651 Less: Goodwill (255) (255) (257) Less: Intangibles (167) (168) (175) Tangible Common Equity(1) $10,334 $10,292 $10,219 Common Equity Tier 1 Capital (Basel III Transition) $10,593 $10,566 $10,497 Adjustments Related to Capital Components During Transition(2) ($54) (82) (87) Common Equity Tier 1 Capital (Basel III Fully Phased-in) $10,539 $10,484 $10,410 Risk Weighted Assets (Basel III Transition) $74,205 $75,787 $70,868 Risk Weighted Assets (Basel III Fully Phased-in) (3) $74,137 $75,685 $70,762 Common Equity Tier 1 Capital Ratio (Basel III Transition) 14.3% 13.9% 14.8% Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in)(4) 14.2% 13.9% 14.7%